Exhibit 21.1

Webb & Company, P.A.
Certified Public Accountants

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1 of our report dated November 19, 2009 relating to the September 30, 2009 and December 31. 2008 financial statements of Triangle Castings, Inc.

We also consent to the reference to our Firm under the caption "Experts" in the Registration Statement.

/S/ WEBB & COMPANY, P.A.

WEBB & COMPANY, P.A.
 Certified Public Accountants

Boynton Beach, Florida
December 2, 2009